                   AS FILED WITH THE UNITED STATES SECURITIES
                  AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2001

================================================================================



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------


                               AMENDMENT NO. 1
                                      TO
                                   FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                 INPURPLE, INC.
                 (Name of Small Business Issuer in Its Charter)



           DELAWARE                            541990                      33-0947822
 (State or Other Jurisdiction             (Primary Standard             (I.R.S. Employer
      of Incorporation or             Industrial Classification        Identification No.)
         Organization)                      Code Number)


                           600 ANTON BLVD., 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 371-4034
          (Address and Telephone Number of Principal Executive Offices)

                           600 ANTON BLVD., 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 371-4034
          (Address of Principal Place of business or Intended Principal
                                Place of Business)


                                  SEAN P. LEWIS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 INPURPLE, INC.
                           600 ANTON BLVD., 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 371-4034
            (Name, Address and Telephone Number of Agent for Service)


                                 With a copy to:
                             RICHARD E. KNECHT, ESQ.
                                 KNECHT & HANSEN
                           1301 DOVE STREET, SUITE 900
                         NEWPORT BEACH, CALIFORNIA 92660

            Approximate date of commencement of proposed sale of the
           securities to the public: As soon as practicable after this
                    Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE




Title of each                                        Proposed
class of securities        Dollar amount             maximum offering           Amount of
to be registered           to be registered (1)      price per unit (1)         registration fee
Common stock               $2,000,000.00             $ 5.00                      $ 400.00


--------------------
(1) We have estimated the value of the 400,000 shares of common stock being registered at $5.00 per share, solely for determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.





                               Total No. of Pages:
                             Exhibit Index at page:



         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /



         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                      ------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is incomplete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where such offer or sale is prohibited.

PROSPECTUS


                                 INPURPLE, INC.
                           600 Anton Blvd., 11th Floor
                          Costa Mesa, California 92626
                                 (714) 371-4034



                          COMMON STOCK, $.001 PAR VALUE
                       MINIMUM: 180,000 SHARES ($900,000)
                      MAXIMUM: 400,000 SHARES ($2,000,000)
                       SUBSCRIPTION PRICE: $5.00 PER SHARE



         InPurple, Inc., a Delaware corporation ("InPurple") is hereby offering a minimum of 180,000 shares and a maximum of 400,000 shares of its common stock, par value $.001 per share, at a price of $5.00 (five dollars) per share. To purchase shares, you must follow the instructions under the section "How to Subscribe," beginning on page 11. All subscriptions must be completed no later than 5:00 p.m., California time, on October 31, 2001 (the "Offering Expiration Date"), which we anticipate will be the termination date of the offering. We may, in our discretion, extend the Offering Expiration Date without notice to you, but in no event will the Offering Expiration Date be later than December 31, 2001.



         If subscriptions for the minimum number of shares are not received prior to the Offering Expiration Date (as the same may be extended), the offering will terminate, no shares of common stock will be sold, and all subscribers will have their funds returned promptly, without interest. Funds received from subscribers will be placed in a separate segregated account at Harbor National Bank, Newport Beach, California, the escrow agent for InPurple in connection with the offering, until the closing or termination of the offering. There currently is no public market for our outstanding shares of common stock, or for the shares we are selling in this offering.



         WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8, WHERE WE DESCRIBE SPECIFIC RISKS RELATED TO AN INVESTMENT IN THE SHARES, ALONG WITH THE REMAINDER OF THIS PROSPECTUS, BEFORE YOU MAKE AN INVESTMENT DECISION.



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           Subscription     Selling           Net proceeds to InPurple
                           Price            Commissions (1)   if all shares are sold (2)
                           ---------        -----------       --------------------------
Per Share                  $5.00            None              $5.00
Total Minimum              $900,000 None                      $900,000
Total Maximum              $2,000,000       None              $2,000,000



(1) We have not entered into any agreement with anyone to sell the shares for us. We intend, through the best efforts of our directors, to attempt to sell the shares without any outside assistance.



(2) Before deducting accounting and attorney fees, printing and mailing expenses, totaling approximately $25,000.



           THE EFFECTIVE DATE OF THIS PROSPECTUS IS ___________, 2001

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY.....................................................................           3
THE COMPANY ...........................................................................           3
THE OFFERING ..........................................................................           5
SELECTED FINANCIAL DATA AND FINANCIAL INFORMATION......................................           7
RISK FACTORS ..........................................................................           8
FORWARD-LOOKING INFORMATION............................................................          10
TERMS OF THE OFFERING..................................................................          11
HOW TO SUBSCRIBE.......................................................................          11
USE OF PROCEEDS .......................................................................          12
CAPITALIZATION ........................................................................          13
DETERMINATION OF OFFERING PRICE........................................................          13
RELATED PARTY TRANSACTIONS.............................................................          14
DILUTION ..............................................................................          15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS.................................................          16
BUSINESS OF THE COMPANY................................................................          18
         General.......................................................................          18
         Competition...................................................................          20
         Employees.....................................................................          20
         Patents.......................................................................          21
         Properties....................................................................          21
         Legal.........................................................................          21
         Reports to Security Holders...................................................          21
MANAGEMENT.............................................................................          22
CERTAIN TRANSACTIONS...................................................................          28
PRINCIPAL SHAREHOLDERS.................................................................          29
EXPERTS................................................................................          30
LEGAL MATTERS..........................................................................          30
AVAILABLE INFORMATION..................................................................          30
FINANCIAL STATEMENTS................................................................... F-1 to F-10

                               PROSPECTUS SUMMARY

         This summary highlights selected information from the prospectus and may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth elsewhere in the prospectus and in our financial statements, beginning on page F-1.

THE COMPANY

         We are InPurple, Inc., a business to business company offering national and international commercial telephony services. We were incorporated on January 9, 2001 in the State of Delaware as Voice 21, Incorporated. On March 29, 2001 we changed our name to InPurple, Inc. We have developed a communications system that will provide our customers with connectors to our facilities which will enable them to communicate between their branches by voice, teleconferencing, e-mail and the internet without incurring any long distance telephone charges. We maintain a web site under the address "www.inpurple.com".

OUR STRATEGY


         Our business strategy is to:



         (a) Cater to business entities that have multiple branches where communications between those branches account for material expenditures in long distance calling charges;



         (b) Provide the highest quality signals for voice, and teleconferencing available, through our intellectual property;



         (c) Save our clients at least 50% of the costs they presently incur for long distance telephone charges by eliminating those charges; and



         (d) Expand world wide from our offices in the United States and the United Kingdom.


GROWTH


         Our communications system was developed in the United Kingdom by our two wholly owned subsidiaries, InPurple Limited (formerly known as Call 21, Ltd.)("IPL") and Talkpoint Co. UK Limited ("Talkpoint"). Businesses using our system will do so between their branch offices. Each of these branch office locations becomes a potential switching center for InPurple. We plan to have interface locations in Los Angeles and Dallas operational in the near future. Since the communications market in the United States is the largest in the world, we decided to establish our headquarters office in Costa Mesa, California.


OUR MANAGEMENT TEAM


         Sean P. Lewis, our Chairman and Chief Executive Officer, has extensive experience in small business ventures and the capital markets. Mr. Lewis is responsible for the solicitation of business and the overall growth of our company. Mr. Lewis will be relocating to the United States to supervise the corporate activities of InPurple from its California headquarters office.

         Stephen P. North, our President and Chief Operating Officer, is the developer of our intellectual property. Mr. North has extensive experience in both telephonic and internet methods of communication. Mr. North has worked in an engineering capacity for British Telecom and subsequently founded Talkpoint, a telecommunications company. In addition, Mr. North has conducted extensive research in the area of the Internet and established IPL, a company which addresses that discipline.


         David J. Clancy, one of our Directors, has extensive experience in the formation and operation of emerging and established companies. Mr. Clancy served on the management consulting staff of Coopers & Lybrand where he designed accounting systems in addition to performing several investigative reviews for the Los Angles County Grand Jury. He has held senior management positions in the financial services industry for several large companies, including Litton Industries, Lockheed Corporation, North American Aviation and Damon Corp., and has also held positions with smaller entities, including Ted Smith Aircraft, CFI Memories, and Charles Russell & Meredith, a financial consulting firm Mr. Clancy has owned and operated for over twenty years.

OUR PRODUCTS


         Our primary products are interface devices that capture incoming signals from telephonic media, either data or voice. These devices are all fully tested, operational, and available to install. Our service center routes those signals over the internet through isolated corridors known as Virtual Private Networks. These corridors exist between branch offices of our clients. The corridors are not accessible to, nor do they share traffic with, other internet users. The customer's signal is generated through one of our interfaces, via fiber optics installed and maintained by our supplier, KPNQuest at the customer's facilities. It is routed directly into their Virtual Private Network, provided by our supplier, XO Communications, and is then sent over the internet, in the Virtual Private Network, to our receiving interface at our facilities. The signal is then directed through the applicable Virtual Private Network to the receiving entity. InPurple uses broad bandwidth fiber-optic hook-ups that allows for clearer and faster transmission of both voice and data when compared to normal fiber-optic hook-ups. Teleconferencing, as it is done today, uses two fiber optic lines to transmit the video presentation and voice. InPurple's system uses 23 fiber-optic lines to accomplish the same process. The result is much faster transmission of data and voice resulting in clearer presentations by the receiving entity. Our products allow our customers to communicate with their branches and affiliates in a manner not unlike what they are doing now, except for the routing of their signals through our service center. No training is required to use our products. The only difference to our customers is the quality of the communication, which is the highest available, and the cost of communication, which is significantly less than our customers are presently paying. There is no need to change telephone systems, or any other conferencing media in use. Our system merely re-routes a customer's communications through our facilities, thereby avoiding the costs associated with long distance telephone charges.

                                  THE OFFERING





SECURITIES OFFERED

Common Stock:                                Minimum:   180,000 shares of common stock
                                             Maximum:   400,000 shares of common stock
                                             $.001 par value per share.

Offering Price:                              $5.00 per share

Number of Shares Currently Issued and
Outstanding:                                 1,500,001

Number of Shares Issued and
Outstanding if:

         Minimum of 180,000
         Shares are Sold
                                             1,680,001
         Maximum of 400,000
         Shares are Sold                     1,900,001

Voting Rights:                               Holders of common stock will have one
                                             vote per share of stock owned. If we
                                             sell the minimum of 180,000 shares or a
                                             maximum of 400,000 shares of the common
                                             stock we are offering, the purchasing
                                             shareholders would hold approximately
                                             10.71% and 21.05%, respectively, of our
                                             total issued and outstanding shares.

Dividends:                                   We presently have no plans to declare
                                             dividends

Liquidity:                                   There currently is no public market for
                                             our outstanding shares of common stock,
                                             or for the shares we are selling in this
                                             offering. We intend to apply to have the
                                             shares listed on the OTC Bulletin Board
                                             following completion of this offering,
                                             but no assurances can be given as to if,
                                             or when, such listing shall occur.

GENERAL

Offering Expiration Date:                    October 31, 2001, unless extended in our
                                             discretion to a date on or before
                                             December 31, 2001.

Use of Proceeds:                             We intend to use the proceeds from this
                                             offering to retire outstanding
                                             debentures totaling $142,128, pay other
                                             notes payable of $725,057, and provide
                                             working capital for the expansion of our
                                             operations in the United States and the
                                             United Kingdom. See "Use of Proceeds."


Escrow Arrangements:                         Subscriptions will be deposited in an
                                             impound escrow account with Harbor
                                             National Bank (the "Escrow Agent"), 801
                                             Dove Street, Newport Beach, CA 92660,
                                             pending the sale of at least 180,000
                                             shares in this offering. If at least
                                             180,000 shares are not sold on or before
                                             the Offering Expiration Date (as the
                                             same may be extended), the offering will
                                             terminate, no shares of common stock
                                             will be sold, and all subscribers will
                                             have their funds returned promptly,
                                             without interest.

Investment Considerations:                   There are significant risks to potential
                                             investors who purchase the shares
                                             offered hereby. The risks include the
                                             possible loss of all funds invested.
                                             Before making a decision to purchase any
                                             of the shares offered hereby, you should
                                             consider carefully and thoroughly the
                                             information contained in this
                                             prospectus, particularly information
                                             contained in the "Risk Factors" section,
                                             beginning on page 8 of this prospectus.

                SELECTED FINANCIAL DATA AND FINANCIAL INFORMATION


         The selected data presented below under the captions "Balance
Sheet Data" and "Income Statement Data" for and as of the years ended June
30, 2001 and 2000 are derived from our consolidated financial statements. The consolidated balance sheet of InPurple, Inc. and its subsidiaries as of June 30, 2001, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the two years in the period then ended, have been audited by Vavrinek, Trine, Day & Co., LLP and are included in this prospectus, beginning at page F-1. The results of operations for past periods are not necessarily indicative of the results of operations that may be expected for any future periods. Comparative data is not available due to the fact that we have not been in business for one full year.



                                                                         As of and for the Year Ended
                                                                                 June 30, 2001
                                                                                 -------------
BALANCE SHEET DATA:
                        Total Assets                                              $  647,190
                        Total Liabilities                                          1,264,239
                        Shareholders Equity                                       $ (617,049)




                                                                              As and for the Year ended
INCOME STATEMENT DATA:                                                    June 30, 2001        June 30, 2000
                                                                          -------------        -------------

                        Sales                                                $1,022,087           $1,049,444
                        Cost of Goods Sold                                      498,606              530,956
                                                                                -------              -------
                                   Gross Profit                              $  523,481           $  518,488

                        Administrative Expenses                              $1,138,934             $381,363
                                                                             ----------             --------
                        Income (Loss) Before Taxes                             (615,453)             137,125
                        Provision for Income Taxes                                9,967               29,126
                                                                                  -----               ------
                        Net Income (Loss)                                    $ (625,420)          $  107,999
                                                                             ----------             --------

PER SHARE DATA:

                        Earnings (Loss) Per Share                                $(0.66)               $0.15



         On April 28, 2001, InPurple acquired all of the shares of Talkpoint and IPL for $10,000 cash and 700,001 shares of common stock. As of April 28, 2001 there were a total of 1,500,001 shares of common stock issued and outstanding.


DEALER PROSPECTUS DELIVERY OBLIGATION


         Until October 31, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES WE ARE OFFERING INVOLVES A NUMBER OF RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE YOU PURCHASE OUR SHARES.


WE HAVE HAD OPERATING LOSSES SINCE OUR INCEPTION.



         InPurple and its wholly owned subsidiary, IPL, are development stage enterprises. Included in the consolidated loss for the year ended June 30, 2001 was $660,854 in losses incurred since inception in development stage operations from InPurple and IPL. InPurple expects to continue to incur significant operating losses and to generate negative cash flow while it completes installation of its offices and develops its customer base. InPurple's ability to eliminate operational losses and to generate positive cash flow from operations will depend upon a variety of factors, many of which it is unable to control. These factors include: (1) the cost to equip and staff its facilities,
(2) changes in technology, (3) the level of demand for its services, (4) competitive products and services, and (5) general economic conditions.



WE ARE DEPENDENT UPON BORROWINGS FOR OUR CASH FLOW NEEDS.



         Since inception, InPurple and IPL have borrowed funds from various individuals to finance operations, pending completion of this offering. These individuals are primarily friends and family members of the existing stockholders, as well as employees. These advances do not bear any stated interest rate, nor is there a written due date. These notes payable totaled $725,057 at June 30, 2001. InPurple intends in this offering to repay these advances, but there can be no assurances that InPurple will be successful in its attempt to do so.



         In addition to the notes payable described above, we have raised $142,128 through the issuance of debentures. The debentures are subordinated to all other debts and are due on January 9, 2002. The debentures provide for interest at 7% payable quarterly and also allow for the conversion to common stock at a coversion price equal to 60% of the offering price in this offering (that is, a conversion price of $3.00).



         The minimum offering of 180,000 shares will provide sufficient funds to retire the notes payable and to retire the debentures. After retiring this existing debt, InPurple intends to generate funds to service its cash flow requirements by using its equipment and accounts receivable as security for new, traditional lines of credit and installment loan financing. If this offering is not successful, InPurple's management will attempt to extend the debentures for an additional year, continue to borrow funds as needed until the business is self-supporting, which we estimate will be within twelve (12) months, and borrow against its accounts receivable for additional working funds, but there can be no assurances of our ability to do so.

WE HAVE NOT COMPLETED STAFFING.


         It may be difficult to hire the technical staff to design and install the data links to our data center. Our product is unique and trained personnel are required to install and maintain the links between our customers and our facilities.



WE ARE A  DEVELOPMENT STAGE COMPANY AND HAVE ONLY A LIMITED OPERATING HISTORY.



         We are a development stage company using new, advanced telecommunications hardware and software which has not been tested over a long period of time. InPurple and one of its wholly owned subsidiaries, IPL, have incurred losses since their inception. InPurple's second operating subsidiary, Talkpoint, has a profitable operating history; however, those operations were in the sale and leasing of telephone and video conferencing equipment and software, not the business InPurple is pursuing.


WE ARE DEPENDENT ON THE SERVICES OF KEY PERSONNEL.


         We will be relying on the technical expertise of our President and Chief Operating Officer, Stephen P. North.


NO PUBLIC MARKET EXISTS FOR THE SHARES.


         There is currently no public market for our shares.


WE DO NOT INTEND TO PAY DIVIDENDS.


         We have paid no dividends to our shareholders and we do not plan to pay dividends on our shares in the foreseeable future.


OUR OFFICERS AND DIRECTORS HAVE CERTAIN INDEMNIFICATION RIGHTS.


         Pursuant to the General Corporation Law of the State of Delaware, under most circumstances our officers and directors cannot be held liable for errors in judgment or other acts or omissions in the conduct of our business unless such errors in judgment, acts, or omissions constitute fraud, gross negligence or malfeasance.


WE ARE PURSUING PATENTS THAT MAY NOT BE GRANTED.


         We are currently pursuing patents for our intellectual property with applications being prepared by our patent attorney. No assurances can be given that our patent applications will be successful. In making a decision to invest in the shares, investors should not assume that patents will be available.

                           FORWARD-LOOKING INFORMATION



         Statements and financial discussion and analysis contained in this prospectus that are not facts are forward-looking statements. Forward-looking statements describe our future plans, strategies and expectations, are based on assumptions that involve a number of risks and uncertainties, many of which are beyond our control. The important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:



         (a) new products that would minimize or reduce the effectiveness of our products;


         (b)      the initiation of fees for using the internet;


         (c) actions by long distance telephone provides that could reduce or eliminate our competitive advantage (our long distance fees are zero);



         (d)      the loss of senior management; and



         (e) other factors discussed in the "Risk Factors" section of this prospectus.

                              TERMS OF THE OFFERING

          We are hereby offering a minimum of 180,000 shares and a maximum of 400,000 shares of our common stock, par value $.001 per share, at a price of $5.00 (five dollars) per share. To purchase shares, you must follow the instructions under the section "How to Subscribe," below. All subscriptions must be completed no later than 5:00 p.m., California time, on October 31, 2001 (the "Offering Expiration Date"), which we anticipate will be the termination date of the offering. We may, in our discretion, extend the Offering Expiration Date without notice to you, but in no event will the Offering Expiration Date be later than December 31, 2001.



         If subscriptions for the minimum number of shares are not received prior to the Offering Expiration Date (as the same may be extended), the offering will terminate, no shares of common stock will be sold, and all subscribers will have their funds returned promptly, without interest. Funds received from subscribers will be placed in a separate segregated account at Harbor National Bank, Newport Beach, California, the escrow agent (the "Escrow Agent") in connection with the offering, until the closing or termination of the offering. There currently is no public market for our outstanding shares of common stock, or for the shares we are selling in this offering.



         All subscription funds should be sent directly to the Escrow Agent at the address provided below. We will decide to accept or reject your subscription within 30 days after cleared funds have been received by the Escrow Agent from you. If we reject all or any portion of your subscription, we will return your unused subscription funds, without interest, within 15 days of our rejection, cancellation or reduction of the purchase requested.



         We have not entered into any agreement with anyone to sell the shares for us. We intend, through the best efforts of our directors, to attempt to sell the shares without any outside assistance.


                                HOW TO SUBSCRIBE


         To subscribe for shares offered hereby, you must complete and execute the Subscription Agreement in the form provided to you with this prospectus, in triplicate, and deliver the original and one copy of the Subscription Agreement to the Escrow Agent at the following address:



                                   InPurple, Inc. Escrow Account
                                   Harbor National Bank
                                   801 Dove Street
                                   Newport Beach, CA 92660



         The completed and executed Subscription Agreement must be accompanied by the full subscription price for the shares sought to be purchased. The subscription price shall consist of the product determined by multiplying the number of shares which you seek to purchase by $5.00. The subscription price must be paid in United States currency by check or money order payable to "Harbor National Bank as Escrow Agent for InPurple, Inc." If you pay by uncertified personal check, please note that the funds paid thereby may take at least five (5) business days to clear. Accordingly, if you wish to pay the subscription price by means of uncertified personal check, you are urged to make payment sufficiently in advance of the termination date to insure that such payment is received and clears by such time, and you are urged to consider in the alternative payment by means of certified or cashier's check, or money order.



         The method of delivery of the Subscription Agreement and payment of the aggregate subscription price will be at your election and risk. If sent by mail, you are urged to send your Subscription Application and payment by registered mail, properly insured, with return receipt requested.


                                 USE OF PROCEEDS


         We estimate that we will receive net proceeds from the offering of approximately $875,000 if we sell the minimum of 180,000 shares, approximately $1,475,000 if we sell a median amount of 300,000 shares, and approximately $1,975,000 if we sell the maximum of 400,000 shares (of which there can be no assurance), and after deducting legal, accounting, printing and distribution expenses to be incurred in connection with the offering, estimated to be approximately $25,000. We plan to use the proceeds for the purposes described below. For the purpose of comparison to shareholder dilution, we have included the estimated use of proceeds, assuming a minimum (180,000 shares), median (300,000 shares), and maximum (400,000 shares) number of shares sold.




                                                                  If Subscribed at the :
                                                                  ----------------------
                                                    MINIMUM               MEDIAN               MAXIMUM
                                                    -------               ------               -------

1.  Retire existing debentures (1)                  $142,128              $142,128             $142,128

2.  Retire other notes payable                       725,057               725,057              725,057

3.  Working capital (2)                                7,815               607,815            1,107,815
                                                       -----               -------            ---------
                                                    $875,000            $1,475,000           $1,975,000
                                                    --------            ----------           ----------



(1) Assumes none of the debentures are converted to common stock. The holders of the debentures are entitled, at their option, to convert their debentures to common stock, at an exchange rate of one share of common stock for every $3.00 of debenture amount. If all the debentures are converted to shares of common stock, then an additional 47,376 shares of common stock would be outstanding.



(2) Working capital will be used for salaries and wages, brochures and marketing materials plus ordinary and necessary office costs and expenses. If only the minimum level of proceeds is achieved, a line of credit pledging InPurple's accounts receivable will be obtained. It is anticipated that eligible receivables will provide for an advance rate of 80% and be priced at prime plus 6%. InPurple also intends, once the debentures and other notes payable are retired, to arrange for a term loan secured by furniture, fixtures and equipment.



         During the course of the registration process, InPurple has borrowed funds from individuals who reside in the United Kingdom to support its defined growth plans. The facilities located in the United Kingdom have been competed, allowing the transfer of data and voice world-wide through InPurple's unique switching process. InPurple's Chief Executive Officer and

Chairman of its Board of Directors, Sean P. Lewis, has acquired a personal residence in the State of California, at his sole cost and expense. Mr. Lewis and his family plan to relocate from England to California sometime during the month of October 2001.



         Should the minimum offering amount be realized, InPurple will lease executive offices in the State of California and begin marketing its products from that office. Should the median offering amount be realized, InPurple will lease larger facilities and begin an abbreviated back-up facility similar to that currently in existence in the United Kingdom. Should the maximum offering amount be realized, InPurple will duplicate the facilities, located in the United Kingdom, in the State of California.



         InPurple is also in the process of exploring other financing arrangements whereby additional working capital could be generated, if the minimum subscription amount is realized, through borrowings if the existing debt (debentures and other notes payable) is retired.


                                 CAPITALIZATION


The following table sets forth our capitalization as of June 30, 2001:




         Common stock, $0.001 par value,
         2,500,000 shares authorized
         1,500,001 shares issued and outstanding
         as of June 30, 2001                               $      1,500

         Additional paid-in-capital                             253,724

         Accumulated deficit                                   (887,104)

         Accumulated other comprehensive income                  14,831
                                                                 ------

                  Total Shareholders' Equity               $   (617,049)
                                                              ==========



                         DETERMINATION OF OFFERING PRICE


         The Board of Directors believes that the offering price is consistent with the earnings potential for InPurple; however, the Board's assumptions were based on forward-looking data and information and as such should be considered arbitrary.

                           RELATED PARTY TRANSACTIONS


         There are no transactions, nor have there been any transactions, between any director, executive officer, nominee for election as a director, major shareholder (5% or more of the stock of InPurple), any member of the immediate family (including spouse, parents, children, siblings, and in-laws) or promoters, whereby any exceptional benefit of any kind would accrue to such person or entity. InPurple has not retained any stock promoter(s) to assist in this offering.

                                    DILUTION





         At June 30, 2001 InPurple had issued a total of 1,500,001 shares of its common stock. Of that total, 700,001 shares of common stock were issued in April 2001 as part of the purchase price for InPurple's acquisition of Talkpoint and IPL. The following schedule reflects a total of 1,500,001 shares issued and outstanding prior to the offering proposed herein. In addition, the dilution to investors is reflected assuming a minimum number of shares (180,000) are sold, a median number of shares (300,000) are sold, and the maximum number of shares (400,000) are sold.



                                                       Minimum            Median            Maximum
                                                       -------            ------            -------

Investor's offering price per
share of Common Stock                                   $ 5.00            $ 5.00             $ 5.00

Net tangible book value per
share of Common Stock prior
to this offering                                        $(0.41)           $(0.41)            $(0.41)

Increase in Common Stock's book
value attributable to sale of
the shares offered herein                               $ 0.56            $ 0.89             $ 1.12

Dilution to the investors                               $ 4.85            $ 4.52             $ 4.29

Tangible net book value
after the offering                                    $257,951          $857,951         $1,357,951

Tangible net book value
per share after the offering                            $ 0.15            $ 0.48             $ 0.71

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


         InPurple's consolidated financial statements reflect a loss from operations of $625,420 for the year ended June 30, 2001, compared to net income of $107,999 for the year ended June 30, 2000. InPurple is a development stage company and has not solicited sales in the United States to date. On April 28, 2001, we acquired two business entities located in the United Kingdom and we expect to begin realizing revenues from those entities by October 2001, the end of the trial periods for the client businesses. We are in the process of establishing an operating office in Orange County, California from which we will solicit business in the United States. At present our executive offices are located in Costa Mesa, California. Sean P. Lewis, our Chairman of the Board and Chief Executive Officer, is in the process of relocating to Orange County, California, where he will supervise our operations for both the United States and the United Kingdom. It is anticipated that new facilities will be located, additional personnel hired, and the solicitation of business will be accomplished by October 2001.



         Our subsidiary, IPL, is also a development stage company and has generated no revenues to date. IPL has incurred minimal expenses in support of the move of InPurple to the United States.


         Our subsidiary, Talkpoint, has generated revenues and profits over the past three years. Talkpoint is in the business of providing telephonic equipment and software to its customers. Talkpoint is organized in such a manner that it distributes its earnings to its shareholder at the end of each fiscal year.


         As disclosed in the "Risk Factors" section of this prospectus, we have only a limited operating history, and have incurred operating losses of $660,854 since inception. We expect to continue to incur significant operating losses and to generate negative cash flow while we completes installation of our offices and develop our customer base. Our ability to eliminate operational losses and to generate positive cash flow from operations will depend upon a variety of factors, many of which we are unable to control. These factors include: (1) the cost to equip and staff our facilities, (2) changes in technology, (3) the level of demand for our services, (4) competitive products and services, and (5) general economic conditions.



         Since inception, InPurple and IPL have borrowed funds from various individuals to finance operations, pending completion of this offering. These individuals are primarily friends and family members of the existing stockholders, as well as employees. These advances do not bear any stated interest rate, nor is there a written due date. These notes payable totaled $725,057 at June 30, 2001. InPurple intends in this offering to repay these advances or to convert all or a portion of the advances to common stock, but there can be no assurances that InPurple will be successful in its attempts to do so. In addition to these notes payable, we have raised $142,128 through the issuance of debentures. The debentures are subordinated to all other debts and are due on January 9, 2002. The debentures provide for interest at 7% payable quarterly and also allow for the conversion to common stock at 60% of the offering price in this offering. If this offering is not successful, it is the intention of InPurple's management that an accounts receivable line be established to provide the company with working funds.



         We are in the business of providing our clients with inter-branch communications, including telephone and teleconferencing, e-mail, and internet access which eliminates long distance phone charges. Our ability to provide this service is a function of our intellectual property, for which we are pursuing patents (see "Patents" and "Risk Factors"). It is the opinion of our management that the elimination of long distance telephone charges using our technology and services will be of interest to many businesses. We therefore believe that we will be operating on a profitable basis within the next twelve months.


         On April 28, 2001, InPurple acquired all of the issued and outstanding shares of stock of IPL and Talkpoint for $10,000 and 700,001 shares of InPurple stock. Initially all switching functions will remain in the United Kingdom even though customers will be obtained in the United States. When cash flow permits, an additional back-up facility will be established in the United States.



         For its first full fiscal year ending June 30, 2002, InPurple has forecast sales to be approximately $7,700,000 with pre tax profits of approximately $1,350,000. The majority of these sales, for planning purposes, have been attributed to the European market. For its second full fiscal year ending June 30, 2003, InPurple has forecast sales of approximately $42,000,000 and pre-tax profits of approximately $31,000,000. The difference in profits as a percentage of sales is accounted for by the absorption of costs that are necessary at all levels of operations and the cost to install and hook-up new clients (a one time cost). It is anticipated that the majority of the sales for the second full fiscal year of operations will come from the United States market. When clients are added, the need to add additional facilities and personnel is not proportionate to the number of users of the system. For its third full fiscal year, ending June 30, 2004, InPurple is forecasting sales of approximately $85,000,000 with pre-tax profits of approximately $72,000,000.



         For its first full fiscal year ending June 30, 2002, InPurple, depending on the funds raised through this offering, should have adequate capital and collateralized borrowing capabilities to sustain its operations without additional equity placements.



         Talkpoint has generated revenues over the past three years, and continues to do so in the telephonic hardware and software arenas. Talkpoint contracted for facilities in the United Kingdom to house the switching center which will be used for both United States and European communications until such time as a back-up facility is established in the United States. In addition, the facilities will house the existing personnel of both Talkpoint and IPL. The cost of the facilities contracted for, including rent, is approximately $200,000. These funds have been provided by the principals of InPurple through borrowing, waiving salaries, and guarantees. In addition, revenues generated by Talkpoint have been used. InPurple anticipates that at least the minimum amount of $900,000 will be raised through this offering. If that is the case, InPurple will arrange for a term loan against its furniture, fixtures and equipment, and establish accounts receivable financing to fund its operations.



         Additional personnel will be added to the payroll until the total number of employees increases from 15 to approximately 35. These additions are being made consistent with existing cash flow from the operations of Talkpoint.



         InPurple's corporate headquarters office is located in Orange County, California and will be expanded, as cash flow permits, with additional office space to house the sales and marketing personnel required to "roll out" the operations in the United States. InPurple will install interface units at all of its customer locations throughout the world, including Dallas, Texas, and Los Angeles, California; however, no offices are anticipated at customer locations.

                             BUSINESS OF THE COMPANY

GENERAL



         In Purple was incorporated in the State of Delaware on January 9, 2001 as Voice 21, Incorporated. On March 29, 2001 we changed our name from Voice 21, Incorporated to InPurple, Inc. On April 28, 2001, we acquired 100% of the outstanding shares of Talkpoint Co. UK Limited and InPurple Limited (formerly known as "Call 21 Ltd.") ("IPL"), two companies headquartered in the United Kingdom, from our President and Chief Operating Officer, Stephen P. North. These two entities were purchased for 700,001 shares of our common stock plus $10,000 cash.



         IPL (a wholly owned subsidiary of InPurple) executed an agreement with GX Networks, recently acquired by XO Communications, a provider of access to the Internet, whereby Internet access to IPL and its customers will be made available. Subsequent to the acquisition of GX Networks by XO Communications, the agreement was assigned to Talkpoint because IPL had not been in business for one full year. The agreement provides InPurple with guarenteed Virtual Private Networks for its customers. It is the opinion of the management of InPurple that this arrangement will be of material value to InPurple and accelerate its entrance into the marketplace.



         Talkpoint Co. Ltd. (a wholly owned subsidiary of InPurple) is an operating entity that was chartered in the United Kingdom on June 9, 1998. Talkpoint is in the business of providing its customers with telephonic and video communications equipment. Talkpoint was recently assigned an agreement between XO Communications and IPL whereby InPurple is guaranteed Virtual Private Networks for its customers. In addition, Talkpoint has executed agreements with KPNQuest whereby fiber-optic bandwidths of 2 Mega bites will be made available to customers of InPurple in Europe and fiber-optic bandwidths of 1.5 Mega bites will be made available to customers of InPurple in the United States.



         We are a Business to Business company which will concentrate on delivering high quality voice and data signals from our customers offices to their branch and affiliated offices via telephonic and internet media. Specifically, if a customer is located in the United Kingdom and wishes to communicate with a branch office (or vice versa) in the United States the customer will use its existing input devises (telephone, teleconferencing, etc.) to send that message to our facilities through our equipment installed at their facilities. Since the data is generated in a local calling area, and is then sent via the Internet to our facilities, there are no long distance telephone charges. Our equipment will send that message to our facilities through a Virtual Private Network, which is the equivalent of a channel or tunnel through the Internet. This tunnel, or channel, isolates the signal from all other signals on the Internet, offering a high degree of security and the maximum speed of transmission available. When the signal arrives at our facilities, it is routed through a Virtual Private Network to the desired location. To further enhance the speed and quality of the signal, our equipment located at customer sites, utilizes broad band fiber-optic lines. Broad band fiber-optics provide more lines to transmit data. Teleconferencing over the Internet is typically handled by two fiber optic lines, one for voice and one for visual. InPurple's lines provide twenty-three lines to accomplish the same task. The result is a faster and higher quality transmission. InPurple provides the communication devices at its customers facilities and arranges for fiber-optic hookups. Since InPurple is a bulk purchaser of fiber-optic services, it can arrange for these hook-ups at considerable savings. We are in the process of applying for patents to protect our intellectual property, through the law offices of William G. Lane, Esq., in Irvine, California.



         It is important to note that we will provide our services through the Internet; however, the transmissions are not subject to losses in speed and reductions in quality experienced by systems carrying domestic traffic. There are providers of services similar to those offered by InPurple, currently operating in the United States. These companies, however, use what is referred to as "raw" Internet access, which does not exclude local traffic, resulting in a significant loss in both speed and quality of transmission.



         In addition to providing low cost fiber-optic networks to clients at approximately half the current leased line cost, we will be able to provide e-mail, Internet access, teleconferencing and unmetered phone calls (long distance) free of charge. Our revenues are generated from the service we provide to our clients through our switching units and our routing facilities.






         We are pursuing a system whereby our customers will be able to make long distance calls via cellular phones through the network. These long distance calls will be charged to the client at local rates. This new service is anticipated to be available within the first year of consolidated operations. All customers using this new feature will not be restricted to the network allowing local calling using the standard calling procedure available to non-customers of the InPurple. We anticipate within the foreseeable future that our system, or like systems owned by others, will be the only method used for long distance calling.



         We are not restricted to any industry or service sector in the business community. We have chosen to concentrate our activities in those areas, and to all companies, which currently use expensive leased telephone lines with restricted bandwidths. The present providers of such reduced bandwidth lines will not be able to compete with InPurple as the systems in place at those providers are not capable of the speeds and quality offered by InPurple.









         Through our wholly owned subsidiary, Talkpoint, we have executed a contract that allows us access to the Internet through one of the largest providers at favorable rates. In addition, we have executed an agreement with a fiber optic entity assuring the installation and availability of fiber optics to our clients world-wide. This contract was negotiated with favorable costs to the InPurple. With our hardware and software, in addition to our contractual arrangements for internet access and fiber optic installations, a complete package of our services can be offered world-wide.



         We have executed letters of intent with The Bank of East Asia and KCC Limited of the United Kingdom.



         We intend to market our services, based on cost and quality of service, from the locations where existing customers have required the establishment of a InPurple-owned Virtual Private Network. We have established an office in Costa Mesa, California and intend to employ a marketing representative, with inside knowledge of the leased line industry, to present our service capabilities to individual companies as well as participate in related trade shows and meetings where potential customers exist. This effort will be led by our Chairman and Chief Executive Officer, Sean P. Lewis, who will be relocating to the United States to oversee the world-wide operations.

COMPETITION


         At present, we have not been able to identify any telecommunications or other entity that offers the same service configuration offered by InPurple. It is therefore not possible to make a comparison between the price for services offered by specific competitors. It is, in the opinion of the InPurple, reasonable to conclude that the savings to customers for long distance telephone calls, a portion of the service offered, far exceeds the cost for the full service offered by InPurple.


EMPLOYEES


         InPurple is presently staffed by three directors, none of whom is presently being paid by InPurple. The directors are Sean P. Lewis, Stephen P. North and David J. Clancy.






         Our wholly owned subsidaries, IPL and Talkpoint, employ a total of fifteen people in the United Kingdom.



         There are no collective bargaining agreements in place, nor unions in place, with InPurple or any of its wholly owned subsidiaries, nor are any anticipated.



         We presently have no supplemental benefits or incentive arrangements in effect for our employees, other than Stephen P. North and Sean P. Lewis. We may, at a future date, explore incentive arrangements should such arrangements be deemed prudent by InPurple's directors. To that end we intend, at a future date, to establish a stock option plan of 37,500 shares of our common stock for such a program should it be implemented.



         Stephen P. North and Sean P. Lewis are covered by a medical reimbursement plan, through InPurple in the United States and consistent with IRS regulations, that provides for the reimbursement of medical expenses not covered by their personal insurance. The limit on the plan is $10,000 per year for their immediate family. This plan could be made available to our future employees in the United States should they meet the criteria specified in the Internal Revenue Code.



         Mr. North and Mr. Lewis have also received stock options exercisable over the next three calendar years. Each has received options to purchase up to 20,000 shares of stock in years two (January 1, 2002 to December 31, 2002) and three (January 1, 2003 to December 31, 2003) should they meet specific profit objectives of the InPurple. In year two, if the profits of InPurple increase by at least $500,000 over year one, then each of the individuals shall have the right to purchase up to 20,000 shares at the lesser of the initial offering price ($5.00) or the ask price at the close of business on the last trading day of year two. Should the profits of InPurple increase by at least $500,000 in year three over year two, a like arrangement is provided for that year. InPurple has set aside a total of 80,000 shares to cover these option agreements.



         Mr. North and Mr. Lewis have also been awarded a conditional bonus program contingent upon the profit performance of InPurple. The program is in effect over the first three years of InPurple's operations. There is no provision for a bonus at the end of year one. If InPurple increases its profits by at least $500,000 over year one at the end of year two, then and only then are Mr. Lewis and Mr. North eligible to receive a bonus of $50,000 each or 5% of the increase, whichever is larger. The same provision is in effect for year three.

PATENTS



         InPurple is in the process of applying for patents to protect its intellectual property through the law offices of William G. Lane Esq. in Irvine, California. However, since this process has only just commenced, there can be no assurances as to when or if any patents will ever be issued. No patent applications have been filed to date.


PROPERTIES


         InPurple has leased an executive office in Orange County, California which is located at 600 Anton Boulevard, Plaza Tower, 11th Floor, Costa Mesa, California 92626. This office will serve temporarily as InPurple's headquarters. Subsequent to the offering and relocation of Sean P. Lewis to the United States, InPurple anticipates moving to other facilities that will accommodate both administrative and manufacturing facilities. It is anticipated that these facilities will also be located in the Orange County area of Southern California as its proximity to Los Angeles and San Diego Counties is ideal to InPurple's marketing plans. Talkpoint will continue its operations that are targeted primarily to the European markets. It is the opinion of InPurple's management that no additional working capital will be required to meet its existing operating plan for the year.



         One of our wholly owned subsidiaries, Talkpoint, occupies leased facilities in the United Kingdom of approximately 10,000 square feet, where it houses its staff and electronic equipment.


LEGAL


         To the best of the knowledge of our management, there are no legal matters in process or pending to which we are a party.


REPORTS TO SECURITY HOLDERS


         Concurrent with the registration of this prospectus with the Securities and Exchange Commission (the "SEC"), InPurple will be required to furnish annual (10-KSB) and quarterly (10-QSB) reports which will be made available to its shareholders. Annual reports will include certified financial statements. Other reports may be required dependant upon the activities of InPurple. Such reports could include Form 8-K's to disclose relevant information regarding the status of InPurple.


         The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov). Our Internet site is "www.inpurple.com"

                                   MANAGEMENT

OFFICERS


         Sean P. Lewis
         Chairman, Chief Executive Officer and Secretary
         InPurple, Inc.
         600 Anton Boulevard
         Plaza Tower
         11th Floor
         Costa Mesa, California 92626



         Stephen P. North
         President, Chief Operating Officer and Treasurer
         InPurple, Inc.
         c/o InPurple Ltd.
         Unit 6
         Silverglade Business Park
         Leatherhead Road
         Chessington
         Surrey Kt9 2QL
         United Kingdom


DIRECTORS


         Sean P. Lewis, Chairman of the Board
         Stephen P. North, Director
         David J. Clancy


EXPERIENCE AND QUALIFICATIONS





Sean P. Lewis
         Age 35
         Chairman of the Board of Directors,
         Chief Executive Officer and Secretary



         InPurple, Inc.
         600 Anton Boulevard
         Plaza Tower
         11th Floor
         Costa Mesa, CA 92626
         (714) 371-4034 (voice)
         (714) 371-4001 (fax)


         EMPLOYMENT HISTORY


         2000 to present            Small Business investor.

         1984 to 2000               Worked in the financial markets as a trader based
                                    in the United Kingdom; however is not a member of
                                    NASD or affiliated with an NASD licensed entity.

         1984 to 1986               Trading assistant for Merrill Lynch, worked on
                                    Commodity and bullion desk.

         1986 to 1989               Bullion Option Trader on OTC and Comex for
                                    J. P. Morgan.

         1989 to 1990               FX Operations trader for Republic National Bank.

         1990 to 1992               Senior FX Options trader Union Bank of Switzerland.

         1992 to 1997               Director and Head of London FX Options for First
                                    Boston of London.



         Mr. Lewis is responsible for the overall business of InPurple and will direct its sales, marketing, and financial operations from the United States.


         EDUCATION

         Two "A" levels, Seven "O" levels, SFA Reg for the past 10 years in the United Kingdom.


Stephen P. North
         Age 32
         President, Chief Operating Officer and Treasurer
         Director
         InPurple, Inc.
         c/o InPurple Ltd.
         Unit 6
         Silverglade Business Park
         Leatherhead Road
         Chessington
         Surrey Kt9 2QL
         United Kingdom


         EMPLOYMENT HISTORY



         1998 to Present            Director of Talkpoint Co. UK Limited,
                                    responsible for design, specification and
                                    delivery of bespoke data and telecom
                                    solutions, including Wide Area networking
                                    for various clients including Banks and
                                    other Blue Chip organizations. Clients
                                    include Guinness Great Britain, United
                                    Colors of Benetton (world headquarters), the
                                    National Health Service, Alcater Telecom,
                                    Colgate Palmolive, Bank of East Asia, among
                                    others. Responsible for all business
                                    management, product sales, maintenance,
                                    support and logistics management. Interface
                                    with various levels of client staff and
                                    management to board level. Staff recruitment
                                    and training, marketing and company
                                    evolution. Installed first

                                    commercial DECT solution, first dial up networking
                                    solution for the IBM AS400 mainframe, first point to
                                    point microwave integrated voice and data network.

         1992 to 1998               Proprietor of Talkpoint Communications. Further
                                    qualified after leaving British Telecommunications
                                    by specific manufacturer training courses to design
                                    and implement analogue and digital communications
                                    solutions. Manufacturer approvals include Alcatel
                                    Telecom, Tie Communications, Ascom PSD, Panasonic,
                                    Philips, RW Data Cabling Sciences and GPT (Plessey)
                                    Telecommunications.


         EDUCATION

         Qualified to British Technical Education Council standards National Diploma in Technology, also 7 GCE "O" levels.


         Mr. North is responsible for the technical development and design of InPurple's products. In addition, he is responsible for the sales and marketing of the products in the United Kingdom and Europe, in conjunction with the Chairman of the Board, Sean P. Lewis.



David J. Clancy
         Age 61
         Director


         InPurple,Inc.
         600 Anton Boulevard
         Plaza Tower
         11th Floor
         Costa Mesa, CA 92626
         (714) 371-4034 (voice)
         (714) 371-4001 (fax)

         EMPLOYMENT HISTORY


         1981 to present            Founder and President, Charles Russell & Meredith
                                    an International financial consulting firm

         1976 to 1981               Corporate Controller, Davis Walker Corporation
                                    responsible for accounting, data processing, and
                                    acquisitions for 13 plants located in the U.S. and Canada

         1974 to 1976               Vice President of Finance, CFI Memories responsible for
                                    accounting and data processing activities.

         1972 to 1974               Management Consultant Coopers & Lybrand designed
                                    accounting systems, performed investigations for the
                                    Los Angeles County Grand Jury.

         Mr. Clancy serves in an advisory capacity with an emphasis on the financial and business plan implementation in the United States.



         Mr. Clancy is a former member of The Jonathan Club, The California Club, The Orange County Chamber of Commerce, The University Club, and was listed in Who's Who in Finance in the United States.


         EDUCATION


         Mr. Clancy has an MBA degree from Pepperdine University. His undergraduate studies include Medicine and Business Administration with a major in Accounting.


         OTHER


         Mr. Clancy was honorably discharged from the United States Navy Air in 1968 where he served as a Plane Captain involved in Anti Submarine Warfare. He is a lifetime member of the American Quarter Horse Association.


                           SUMMARY COMPENSATION TABLE


Name                                                           Other
and                                                            Annual     All other
Principal                                                      Compen-    Compen-      Stock
Position            Year       Salary ($)       Bonus($)       sation     sation       Options
-----------------------------------------------------------------------------------------------
S. P. North (1)
President           2000       100,000 (a)      none           none (b)    none(c)      none
                    1999       100,000          none           none        none         none
                    1998       none             none           none        none         none

S. P. Lewis
CEO                 2000       none(a)          none           none (b)    none(c)      none


(1) Prior to the founding of InPurple, Mr. North was paid from profit distributions from Talkpoint. His approximate earnings for the past three years averaged $100,000 per year.


(a) No salary has been paid or will be paid by InPurple until this offering has been concluded.



(b) A provision has been made to furnish a car allowance of $1,000 per month after this offering has been completed.



(c) Subsequent to this offering a medical reimbursement program will take effect whereby medical expenses not covered by the individual's personal medical insurance will be reimbursed up to a maximum of $10,000 per family.

                                EMPLOYEE BENEFITS


         We presently have no supplemental benefits or incentive arrangements in effect for our employees, other than Stephen P. North and Sean P. Lewis. We may, at a future date, explore incentive arrangements should such arrangements be deemed prudent by the InPurple's directors. To that end we intend, at a future date, to establish a stock option plan of 37,500 shares of our common stock for such a program should it be implemented.



         Stephen P. North and Sean P. Lewis have been awarded a medical reimbursement plan, consistent with IRS regulations, that provides for the reimbursement of medical expenses not covered by their personal insurance. The limit on the plan is $10,000 per year for their immediate family. This plan could be made available to our future employees should they meet the criteria specified in the Internal Revenue Code. This benefit is to commence upon the completion of this offering.



         Mr. North and Mr. Lewis have also been awarded stock options exercisable over the next three years. Each has received options to purchase up to 20,000 shares of stock each in years two and three should they meet specific profit objectives of the InPurple. In year two, if the profits of InPurple increase by at least $500,000 over year one, then each of the individuals shall have the right to purchase up to 20,000 shares at the lesser of the initial offering price ($5.00) or the ask price at the close of business on the last trading day of year two. Should the profits of InPurple increase by at least $500,000 in year three over year two, a like arrangement is provided for that year. The InPurple has set aside a total of 80,000 shares to cover these option agreements. These benefit are to commence upon the completion of this offering.



         Mr. North and Mr. Lewis have also been awarded a conditional bonus program contingent upon the profit performance of InPurple. The program is in effect over the first three years of InPurple's operations. There is no provision for a bonus at the end of year one. If InPurple increases its profits by at least $500,000 over year one at the end of year two, then and only then are Mr. Lewis and Mr. North eligible to receive a bonus of $50,000 each or 5% of the increase , whichever is larger. The same provision is in effect for year three. This benefit is to commence upon the completion of this offering.


         The Company through its Board of Directors adopted a compensation and incentive plan for its President and CEO contingent upon the completion of this offering. A copy of the resolution is as follows:

         RESOLVED, That this corporation shall compensate its existing officers (Stephen North and Sean P. Lewis) as follows for the first three years.


         STEPHEN P. NORTH: (FIRST YEAR)
         Base salary,                       $125,000 per year
         Automobile allowance               $ 1,000 per month
         Family medical expenses            (consistent with the plan adopted herein)
         Bonus:                             none
         Stock options                      none
         Severance pay                      $250,000

         STEPHEN P. NORTH: (SECOND YEAR)
         Base salary, the greater of        $125,000 per year or
                                            $200,000 per year if profits increase at least

                                            10% over the previous year provided that
                                            10% of the increase in profits is greater
                                            than $300,000.

         Automobile allowance               $ 1,000 per month
         Family medical expenses            (consistent with the plan adopted herein)
         Bonus:                             should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous first year a bonus of $50,000
                                            or five percent (5%) of the increase in
                                            profits shall be paid whichever is
                                            greater.

         Stock options                      should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous first year a option to purchase
                                            20,000 shares shall be granted at an
                                            exercise price equal to the lesser of
                                            the initial offering price or the price
                                            bid for the shares on the last day of
                                            this corporations fiscal year end.

         Severance pay                      $250,000


STEPHEN P. NORTH: (THIRD YEAR)
         Base salary, the greater of        $125,000 per year
                                            or $250,000 per year if profits increase
                                            at least 10% over the previous second
                                            year provided that 10% of the increase
                                            in profits is greater than $300,000.

         Automobile allowance               $ 1,000 per month
         Family medical expenses            (consistent with the plan adopted herein)
         Bonus:                             should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous second year a bonus of $50,000
                                            or five percent (5%) of the increase in
                                            profits shall be paid whichever is
                                            greater.


         Stock options                      should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous second year a option to
                                            purchase 20,000 shares shall be granted
                                            at an exercise price equal to the lesser
                                            of the initial offering price or the
                                            price bid for the shares on the last day
                                            of this corporations fiscal year end.

         Severance pay                      $250,000

         SEAN P. LEWIS (FIRST YEAR)

         Base salary                        $125,000 per year
         Automobile allowance               $ 1,000 per month
         Family medical expenses            (consistent with the plan adopted herein)
         Bonus:                             none
         Stock options                      none
         Severance pay                      $250,000

         SEAN P. LEWIS (SECOND YEAR)

         Base salary, the greater of        $125,000 per year or
                                            $200,000 per year if profits increase
                                            at least 10% over the previous year
                                            provided that 10% of the increase in
                                            profits is greater than $300,000.

         Automobile allowance               $ 1,000 per month
         Family medical expenses            (consistent with the plan adopted herein)
         Bonus:                             should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous first year a bonus of $50,000
                                            or five percent (5%) of the increase in
                                            profits shall be paid whichever is
                                            greater.

         Stock options                      should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous first year a option to purchase
                                            20,000 shares shall be granted at an
                                            exercise price equal to the lesser of
                                            the initial offering price or the price
                                            bid for the shares on the last day of
                                            this corporations fiscal year end.

         Severance pay                      $250,000


SEAN P. LEWIS  (THIRD YEAR)

         Base salary, the greater of        $125,000 per year or
                                            $250,000 per year if profits increase
                                            at least 10% over the previous second
                                            year provided that 10% of the increase
                                            in profits is greater than $300,000.

         Automobile allowance               $ 1,000 per month
         Family medical expenses            (consistent with the plan adopted herein)

         Bonus:                             should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous second year a bonus of $50,000
                                            or five percent (5%) of the increase in
                                            profits shall be paid whichever is
                                            greater.

         Stock options                      should the profits of this corporation
                                            increase by more than $500,000 over the
                                            previous second year a option to
                                            purchase 20,000 shares shall be granted
                                            at an exercise price equal to the lesser
                                            of the initial offering price or the
                                            price bid for the shares on the last day
                                            of this corporations fiscal year end.

         Severance pay                      $250,000

                              CERTAIN TRANSACTIONS



         There are no existing or proposed material interests or transactions between InPurple or any of its subsidiaries and any of its directors or officers outside the ordinary course of InPurple's business, except as provided herein. InPurple acquired IPL and Talkpoint as of April 30, 2001 from Stephen P. North and one minority shareholder for $10,000 cash and 700,001 shares of common stock of InPurple. For purposes of this transaction, the shares of InPurple were valued at $8,750 or $0.125 per share, the same value assigned to the initial stock sale upon incorporation of InPurple. The net book value of the acquired companies was $(190,767), resulting in a deemed distribution and offsetting credit to additional paid-in capital of $199,517. Stephen P. North and Sean P. Lewis, as principal shareholders of InPurple, have from time to time loaned funds to the company, on the same terms and conditions as others who have loaned funds to the company, without any expectation of repayment until such time as InPurple has sufficient funds to do so.



         InPurple has the power and authority under Delaware law to indemnify its directors, officers and agents against certain liabilities and expenses incurred in the performance of their duties. Rights of indemnification are provided in our articles of incorporation and bylaws. Indemnification may not be made, however, with respect to liability incurred in connection with gross negligence, willful misconduct and criminal acts. It is our intention that our officers, directors and agents be indemnified to the fullest extent permitted by applicable law, and toward that end we intend to enter into indemnity agreements with each of our officers and directors in the near future.



         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of InPurple pursuant to the foregoing provisions, or otherwise, InPurple has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by InPurple of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, InPurple will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



         It is anticipated that the directors and executive officers of InPurple, and the companies with which they are associated, will continue to have transactions with InPurple in the ordinary course of their business. It is the firm intention of management of InPurple that any transactions involving directors or executive officers of InPurple be made in accordance with applicable law, on substantially the same terms as those prevailing at the time for comparable transactions with other persons who are not involved with InPurple.


                             PRINCIPAL SHAREHOLDERS

         The only shareholders of InPurple who currently own 5% or more of the issued and outstanding shares of the InPurple are Sean P. Lewis and Stephen P. North. Their ownership positions are described in the following table:



                                                                            Percentage of     Percentage of
                                      Average                               Total             Total
                         Class of     Price per     Number of Shares        Pre-Offering      Post-Offering
                         Shares       Share         Presently held          Shares            Shares (1)
                         ------       -----         --------------          ------            ----------

Stephen P. North         Common      $0.0135           1,200,000               80%               63%

Sean P. Lewis            Common      $0.0135             300,000               20%               16%



(1)      Assumes the sale of the maximum of 400,000 shares.



         On April 28, 2001, Stephen P. North sold his interest in both IPL and Talkpoint for cash and an additional 700,000 shares of common stock.

         The number of shares beneficially owned by all Officers and Directors as a group (3 in number):



         Before offering: 1,500,000 shares (99.9 % of total outstanding)



         After offering (assuming the sale of 400,000 shares): 1,500,001 shares (79% of total outstanding)



                                     EXPERTS



         The consolidated balance sheet of InPurple, Inc. and its subsidiaries as of June 30, 2001, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the two years in the period then ended, have been audited by Vavrinek, Trine, Day & Co., LLP and are included in this prospectus, beginning at page F-1.


                                  LEGAL MATTERS


         There is no past, pending, or threatened litigation, or administrative action to which InPurple, its officers, directors or key personnel are a party. The validity of the shares of common stock issued by us and certain other matters will be passed upon by the law firm of Knecht & Hansen, Newport Beach, California.


                              AVAILABLE INFORMATION


         You should rely only on the information contained in this prospectus. We have not authorized anyone to give any information or to make any representations, other that as contained in this prospectus, in connection with the offer contained in this prospectus. If anyone give you any information or makes any representation in connection with this offer, you should not rely on it as information that we have authorized. We are offering to sell and seeking offers to buy, shares of our securities only in the states and jurisdictions where offers and sales are permitted.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Shareholders of
InPurple, Inc. and Subsidiaries



We have audited the accompanying consolidated balance sheet of InPurple, Inc. and Subsidiaries as of June 30, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InPurple, Inc. and Subsidiaries as of June 30, 2001, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.



As discussed in Note 2, the Parent Company and one of its Subsidiaries have been in the development stage since their inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.




VAVRINEK, TRINE, DAY & CO., LLP




Laguna Hills, California
August 3, 2001

                         INPURPLE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2001




                                              ASSETS
Current Assets
   Cash                                                                                               $     90,197
   Accounts receivable, less $4,949 allowance for doubtful accounts                                        134,958
   Inventory                                                                                                29,331
                                                                                                      -------------
                                                         Total Current Assets                              254,486
Premises and Equipment
  Leasehold improvements                                                                                   124,076
  Furniture and equipment                                                                                  197,836
  Vehicles                                                                                                  55,626
                                                                                                      -------------
                                                                                                           377,538
  Less accumulated depreciation                                                                            (56,100)
                                                                                                      -------------
                                                   Net Premises and Equipment                              321,438
Other Assets                                                                                                71,266
                                                                                                      -------------
                                                                                                      $    647,190
                                                                                                      -------------
                                                                                                      -------------
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued expenses                                                               $    277,698
  Payroll and sales taxes payable                                                                           65,182
  Notes payable - others                                                                                   725,057
  Other short-term borrowings                                                                               54,174
                                                                                                      -------------
                                                    Total Current Liabilities                            1,122,111
Long term debt - Debentures                                                                                142,128
                                                                                                      -------------
                                                            Total Liabilities                            1,264,239

Commitments and Contingencies - Note 7                                                                           -

Shareholders' Equity
  Common Stock, par value $0.001 per share; 2,500,000 shares
   authorized; 1,500,001 issued and outstanding                                                              1,500
  Additional paid-in-capital                                                                               253,724
  Accumulated deficit                                                                                     (887,104)
  Accumulated other comprehensive income                                                                    14,831
                                                                                                      -------------
                                                                                                          (617,049)
                                                                                                      -------------

                                                                                                      $    647,190
                                                                                                      -------------
                                                                                                      -------------



The accompanying notes are an integral part of these financial statements.

                         INPURPLE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2001 AND 2000



                                                                                       2001                 2000
                                                                                   ------------         ------------

Sales                                                                              $  1,022,087         $  1,049,444
Costs of Good Sold                                                                      498,606              530,956
                                                                                   ------------         ------------
                                                        Gross Profit                    523,481              518,488
Administrative Expenses
  Salaries and employee benefits                                                        504,425              237,035
  Consultants                                                                           153,920                4,007
  Advertising                                                                           126,156               11,129
  Automobile expenses                                                                    58,821               36,913
  Rent                                                                                   51,289                7,812
  Legal and accounting                                                                   73,006                8,995
  Telephone                                                                              31,473               18,994
  Depreciation                                                                           28,351               17,865
  Printing, postage and stationary                                                       16,472                8,415
  Interest expense                                                                       10,099                3,391
  Other expenses                                                                         84,922               26,807
                                                                                   ------------         ------------
                                       Total Administrative Expenses                  1,138,934              381,363
                                                                                   ------------         ------------

                                   Income (Loss) Before Income Taxes                   (615,453)             137,125

Provision for Income Taxes                                                                9,967               29,126
                                                                                   ------------         ------------

                                                    NET INCOME (LOSS)              $   (625,420)        $    107,999
                                                                                   ------------         ------------
                                                                                   ------------         ------------


Earnings (Loss) Per Share - Basic                                                  $      (0.66)        $       0.15


The accompanying notes are an integral part of these financial statements.

                         INPURPLE, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 2001 AND 2000



                                                                                                   Accumulated
                                              Common Stock          Additional                        Other
                                         ----------------------      Paid-in                      Comprehensive
                                           Shares        Amount       Capital        Deficit           Income           Total
                                         ---------      --------    ----------     -----------    --------------     ----------
BALANCE AT JULY 1, 1999                    700,001       $  700      $ 199,524     $ (208,345)        $ (1,300)      $   (9,421)
Dividends                                                                             (90,838)                          (90,838)

   COMPREHENSIVE INCOME
Net Income                                                                            107,999                           107,999
Foreign currency translation loss                                                                       (1,001)          (1,001)
                                                                                                                     -----------
  TOTAL COMPREHENSIVE INCOME                                                                                         $  106,998
                                                                                                                     -----------
                                                                                                                     -----------

                                         ---------       -------     ---------     -----------        --------       -----------
BALANCE AT JUNE 30, 2000                   700,001          700        199,524       (191,184)          (2,301)           6,739
Dividends                                                                             (70,500)                          (70,500)
Stock sale                                 800,000          800          9,200                                           10,000
Additional Capital Contribution                                         45,000                                           45,000

   COMPREHENSIVE INCOME
Net loss                                                                             (625,420)                         (625,420)
Foreign currency translation gain                                                                       17,132           17,132
                                                                                                                     -----------
  TOTAL COMPREHENSIVE INCOME                                                                                         $ (608,288)
                                                                                                                     -----------
                                                                                                                     -----------

                                         ---------       -------     ---------     -----------        --------       -----------

BALANCE AT JUNE 30, 2001                 1,500,001       $ 1,500     $ 253,724     $ (887,104)        $ 14,831       $ (617,049)
                                         ---------       -------     ---------     -----------        --------       -----------
                                         ---------       -------     ---------     -----------        --------       -----------


The accompanying notes are an integral part of these financial statements.

                         INPURPLE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2001 AND 2000



                                                                                     2001               2000
                                                                                  -----------        -----------
OPERATING ACTIVITIES
  Net Income (Loss)                                                               $ (625,420)         $ 107,999
  Adjustments to reconcile net income (loss) to net cash
    provided (used) by operating activities:
      Depreciation and amortization                                                   28,351             17,865
      Foreign currency adjustments                                                    17,132             (1,001)
      (Increase) decrease in accounts receivable                                      70,467            (66,181)
      (Increase) decrease in inventory                                               (18,843)             2,714
      (Increase) decrease in other assets                                            (71,266)                 -
      Increase (decrease) in accounts payable
        and accrued expenses                                                         133,646             16,304
      Increase (decrease) in other liabilities                                        10,113             23,356
                                                                                  -----------         ----------
                                               CASH USED BY OPERATIONS              (455,820)           101,056

INVESTING ACTIVITIES
  Equipment and Other Asset Purchases                                               (300,266)           (17,885)
                                                                                  -----------         ----------

                                    CASH USED BY INVESTMENT ACTIVITIES              (300,266)           (17,885)

FINANCING ACTIVITIES
  Proceeds from other borrowings                                                     707,329             17,728
  Proceeds from issuance of debentures                                               142,128                  -
  Net change in other short-term borrowings                                          (11,675)            13,940
  Initial Sale of Stock and Capital Contributions                                     55,000                  -
  Dividends                                                                          (70,500)           (90,838)
                                                                                  -----------         ----------

                                 CASH PROVIDED BY FINANCING ACTIVITIES               822,282            (59,170)
                                                                                  -----------         ----------

                                                  NET INCREASE IN CASH                66,196             24,001

                                           CASH AT BEGINNING OF PERIOD                24,001                  -
                                                                                  -----------         ----------

                                                 CASH AT END OF PERIOD            $   90,197          $  24,001
                                                                                  -----------         ----------
                                                                                  -----------         ----------
Supplemental Disclosure of Cash Flow Information:
  Interest paid                                                                   $    6,599          $   3,391
  Income taxes paid                                                               $        -          $       -



The accompanying notes are an integral part of these financial statements.

                         INPURPLE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001




NOTE 1 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICES



DESCRIPTION OF BUSINESS - InPurple Inc. was incorporated under the laws of the state of Delaware in the United States of America on January 9, 2001. InPurple Limited, a wholly owned subsidiary of InPurple Inc. was incorporated under the laws and regulations of the United Kingdom on April 12, 2000. InPurple Inc. and InPurple Limited are development stage enterprises as discussed in Note 2 -Development Stage Operations.



Talkpoint Co., Ltd., a wholly owned subsidiary of InPurple, Inc., was incorporated under the laws and regulations of the United Kingdom on September 6, 1998. Talkpoint Co., Ltd's principal activity is the sale and installation of telephone systems and data cabling. See Note 3 - Business Segment Information for summarized results of operations for this business segment.



PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the InPurple, Inc. and its wholly owned subsidiaries, InPurple Limited and Talkpoint Co., Ltd. All significant intercompany balances and transactions have been eliminated in consolidation.



InPurple Limited and Talkpoint Co., Ltd. were acquired by InPurple, Inc. on April 30, 2001 for $10,000 in cash and 700,001 shares of the common stock of InPurple, Inc. Since the acquired companies were under common control the acquisition was accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. The consolidated financial statements give retroactive effect to the reorganization transaction. The excess of the of the fair value of the 700,001 shares was recorded as a deemed distribution to the controlling shareholder of InPurple, Inc. with a related credit to additional paid-in capital. For purposes of this transaction, the shares of InPurple, Inc. were valued at $8,750 or $0.125 per share, the same value assigned to the initial stock sale. The net book value of the acquired companies was $(190,767) resulting in a deemed distribution and offsetting credit to additional paid-in capital of $199,517.



CASH AND CASH EQUIVALENTS - Cash and cash equivalents include amounts on deposit with financial institutions.



ACCOUNTS RECEIVABLE - Accounts receivable are stated net of allowances for doubtful accounts.



INVENTORIES - Inventories are valued at the lower cost or market using the first-in, first-out (FIFO) method.



PROPERTY AND DEPRECIATION - Property, plant and equipment are carried at cost and depreciated primarily on a straight-line basis over their estimated useful lives. Useful lives range from 20 to 50 years for buildings and improvements and from three to 17 years for machinery and equipment.



DEFERRED INCOME TAXES - Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of Statements of Financial Accounts Standards (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES".



REVENUE RECOGNITION - Revenue from product sales is recognized when the related goods are shipped and all significant obligations of the Company have been satisfied.

                         INPURPLE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001



NOTE 1 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICES - CONTINUED



NET LOSS PER SHARE - Basic net loss per share has been computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is the same as basic net loss per common share since the Company has a simple capital structure with only common stock outstanding.



ADVERTISING COSTS - In accordance with the SOP No. 93-7, "REPORTING ON ADVERTISING COSTS", the Company expenses all advertising expenditures as incurred.



FOREIGN CURRENCY TRANSLATION - Assets and liabilities of the Company's foreign subsidiaries are translated at current exchange rates, while income and expense are translated at average rates for the period.



Translation gains and losses are reported as a component of accumulated other comprehensive income in common shareholders' equity.



FAIR VALUE OF FINANCIAL INSTRUMENTS - As of June 30, 2001 and 2000, the fair value of the Company's financial instruments approximates cost.



SEGMENT REPORTING - The Company reports segments consistent with the way management assesses segment performance.



USE OF ESTIMATES - Use of estimates and assumptions are made by management in the preparation of the financial statements in conformity with generally accepted accounting principles that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



NOTE 2 - DEVELOPMENT STAGE OPERATIONS



The parent company, InPurple, Inc. and its wholly owned subsidiary, InPurple Limited are development stage enterprises. They were formed to develop a business to business company offering national and international telephony services such as voice communication, teleconferencing, e-mail and Internet communication. Operation since inception were securing a management team, developing a strategic plan, perfecting patents on its intellectual property preparing the necessary forms and documents to raise capital and acquiring offices, staff and equipment necessary for the business operations.



Included in the consolidated loss for the year ended June 30, 2001 was $660,854 in losses incurred since inception in development stage operations from InPurple Inc. and InPurple Limited. The Company expects to continue to incur significant operating losses and to generate negative cash flow while it completes installation of its offices and develops its customer base. The Company's ability to eliminate operational losses and to generate positive cash flow from operations will depend upon a variety of factors, many of which it is unable to control. These factors include: (1) the cost to equip and staff its facilities,
(2) changes in technology, (3) the level of demand for its services, (4) competitive products and services and (5) general economic conditions.

                         INPURPLE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001



NOTE 3 - BUSINESS SEGMENT INFORMATION



The Company has two business segments, the development stage operations discussed in Note 2 and the sale and installation of telephone systems and data cabling segment. The accounting polices of the segment are the same as those described in the summary of significant accounting policies. These segments operate in the United States of America (US) and the United Kingdom (UK). The following is a summary of condensed operating results and other selected financial information by segment and geographic location as of June 30, 2001 and for the year then ended:



                                          Telephone             Development Stage
                                           Systems     ------------------------------------
    Statement of Operations                  U.K.         U.K.         U.S.         Total      Consolidated
----------------------------------       ----------    ---------    ---------    ----------    ------------
Sales                                    $1,022,087    $       -    $       -    $        -    $  1,022,087
Cost of goods sold                          498,606                                       -         498,606
                                         ----------    ---------    ---------    ----------    ------------
                      Gross Profit          523,481            -            -             -         523,481
Salaries and employee benefits              239,891       264,534           -       264,534         504,425
Consultants                                  13,183       120,337      20,400       140,737         153,920
Advertising                                  16,639       109,517           -       109,517         126,156
Depreciation                                 20,886         7,465           -         7,465          28,351
Interest expense                              5,024         5,075           -         5,075          10,099
Other expenses andtaxes                     192,424       121,594      11,932       133,526         325,950
                                         ----------    ---------    ---------    ----------    ------------

                  Net Income(Loss)       $   35,434    $ (628,522)  $ (32,332)   $ (660,854)   $   (625,420)
                                         ----------    ---------    ---------    ----------    ------------
                                         ----------    ---------    ---------    ----------    ------------

        BalanceSheet Data
----------------------------------

Inventory                                $   29,331    $       -    $       -    $       -     $     29,331
Premises and Equipment, net                  37,271       284,167           -        284,167        321,438
Total Assets                                219,126       428,064           -        428,064        647,190
Shareholders' Equity                        (18,535)     (611,182)     12,688      (598,494)       (617,029)




As of June 30, 2000 and for the year then ended, the only operating segment present in the Company was the sale and installation of telephone systems and data cabling segment. Accordingly, no separate segment information is reported for those periods.

                         INPURPLE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001




NOTE 4 - INCOME TAXES



The provision for income taxes of $9,967 and $29,126, for the years ended June 30, 2001 and 2000, respectively, is the taxes currently payable to the United Kingdom for the profits of Talkpoint Co., Ltd. The Company does not currently file consolidated returns so no current benefit was realized for the operating losses of InPurple, Inc. and InPurple Limited.



The following is a summary of net deferred taxes as of June 30, 2001:



                                                   Amount
                                                  --------
Deferred Tax Assets:
  Net operating loss carryforwards:
    United States of America (US)                 $  12,000
    United Kingdom (UK)                             189,000
  Other asset and liabilities                         2,000

Deferred Tax Liabilities:
  Translation gains                                  (6,000)

Valuation allowance                                (197,000)
                                                  ----------

              NET DEFERRED TAX ASSETS             $       -
                                                  ----------
                                                  ----------



The Company has established a valuation allowance since realization of the net operating loss carryforwards are dependent on future operating income which is not assured.



The Company has net operating loss carryforwards of approximately $32,000 for US purposes which expires in 2021. The net operating loss carryforwards for UK purpose are approximately $628,000 and do not expire but are subject to limitations based on business continuity.



NOTE 5 - NOTES PAYABLE - OTHERS



The Company has borrowed funds from various individuals to finance its operations pending completion of its proposed stock offering. These individuals are primarily friends and family members of the existing stockholders as well as employees. These advances do not bear any stated interest rate nor is there a written due date. It is the Company's intent to repay these advances with funds from the proposed public offering which is anticipated to close in the third quarter of 2001.

                         INPURPLE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001



NOTE 6 - DEBENTURES



The Company has raised $142,128 through the issuance of debentures. The debentures are subordinated to all other debts of the Company and are due on January 9, 2002. The debentures call for interest at 7% payable quarterly and also allow for the conversion to common stock at 60% of the offering price of the proposed public offering which is anticipated to close in the third quarter of 2001.



NOTE 7 - COMMITMENTS AND CONTINGENCIES



The Company has entered into a lease agreement for the facility shared by Talkpoint Co., Ltd. and InPurple Limited in the UK. The lease began on March 25, 2001 and expires on March 25, 2013. The lease requires monthly rental payments of approximately $9,600 based on current exchange rates. The Company is also liable for it's pro rata share of the common area expenses and maintenance. In connection with this lease, the Company provided a security deposit of approximately $57,500 based on current exchange rates. This deposit is refundable in five years or upon the Company reaching certain required levels of profitability. The deposit is included in other assets on the consolidated balance sheet at June 30, 2001.



The future lease payments due under this lease are as follows:




                  2002                          $   115,200
                  2003                              115,200
                  2004                              115,200
                  2005                              115,200
                  2006                              115,200
                  Thereafter                        777,600
                                                -----------
                                                $ 1,353,600
                                                -----------
                                                -----------



The Company has entered into three-year employment agreements with certain if its executive officers that become effective upon completion of the proposed public stock offering. These agreements include base pay increases, bonuses and stock option grants after the first year of operations that are contingent on the Company achieving certain levels of profitability. These agreements also include severance payments for certain defined separations of service.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         See "MANAGEMENT -- Certain Transactions" in the Prospectus (Part I of this registration statement) for a discussion of indemnification provisions affecting directors and officers of the registrant.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



         Commissions                                  $      0
         Printing and copying costs                      2,500
         Legal fees and expenses                        10,000
         Accounting fees and expenses                    7,500
         Filing fees                                       500
         Postage                                           500
         Miscellaneous                                   4,000
                                                         -----

           Total:                                     $ 25,000*


*  Estimate only.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


         On April 28, 2001, 700,000 shares of common stock were issued to Stephen P. North (plus $9,990 cash) in exchange for 99.999% of the outstanding capital stock of InPurple Limited (formerly known as Call 21 Limited)("IPL") and Talkpoint Co. UK Limited ("Talkpoint). In addition one share of common stock was issued to Ms. Allison Sparrow for the remaining share she held. Ms Sparrow was paid $10 as her share of cash consideration.


UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.


InPurple, Inc. ("InPurple") was incorporated on January 9, 2001. Shares of its common stock were issued as follows:




         1.       Issuer:              InPurple, Inc. (January 10, 2001)

         2.       Common Stock:        800,000 shares representing all of the
                                       issued and outstanding shares of InPurple

         3.       Consideration:       $10,000

         4.       Names of persons
                  to whom shares
                  were issued:         Stephen P. North, President & COO      500,000 shares
                                       Sean P. Lewis, Chairman & CEO          300,000 shares

         On March 25, 2001, InPurple entered into an agreement whereby all of the stock of IPL and Talkpoint was to be acquired from the shareholders of record of those entities for 700,000 shares of InPurple, plus $10,000 cash, payable as follows:




         Talkpoint:
         Stephen P. North                   699,999 shares
         Allison Sparrow                    1 share

         IPL:
         Stephen P. North                   1 share
                                            -------

                  Total shares              700,001 shares
                                            ===============



         Shares outstanding in the acquired companies prior to acquisition by the Company were as follows:




         Subsidiaries:

         1.       Issuer:              InPurple Limited ("IPL")

         2.       Common Stock:        1 shares representing all of the issued
                                       and outstanding shares of IPL

         3.       Consideration:       One pound British sterling.


         4.       Names of person
                  to whom shares
                  were issued:         Stephen P. North



ITEM 27.  EXHIBITS



         3.1      Articles of Incorporation (1)
         3.2      Bylaws (1)
         4.1      Specimen Certificate of Common Stock (1)
         5        Opinion of Knecht & Hansen (1)
         10.1     Purchase Agreement
         10.2     Agreement for Exchange of Confidential Information
         10.3     Memorandum of Understanding with KCC
         10.4     Memorandum of Understanding with The Bank of East Asia
         10.5     Minutes documenting employment agreements
         21       Subsidiaries
         23.1     Consent of Knecht & Hansen(1)
         23.2     Authorization of Vavrinek, Trine & Day Co. LLP
         99.1     Subscription Application (Revised)
 ------------------



(1)  Previously filed.

ITEM 28. UNDERTAKINGS

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2)  The small business issuer will:

     (i) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as the time the Commission declared it effective.

     (ii) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Costa Mesa, State of California, on August 24, 2001.



                                     InPurple, Inc.


                                     By:   /s/ SEAN P. LEWIS
                                           -----------------
                                           Sean P. Lewis
                                           Chairman, Chief Executive Officer and
                                           Secretary



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




         Signature                  Title                              Date
         ---------                  -----                              ----

         /s/ Sean P. Lewis          Chairman of the Board and          August 24, 2001
         -----------------          Chief Executive Officer and
         Sean P. Lewis              Director

         /s/ Stephen P. North       President, Chief Operating         August 24, 2001
         --------------------       Officer and Director
         Stephen P. North

         /s/ David J. Clancy        Director                           August 24, 2001
         -------------------
         David J. Clancy

                                INDEX TO EXHIBITS



         Exhibit
         Number            Description                                                  Page
         ------            -----------                                                  ----

         3.1               Articles of Incorporation                                    (1)
         3.2               Bylaws                                                       (1)
         4.1               Specimen Certificate of Common Stock                         (1)
         5                 Opinion of Knecht & Hansen                                   (1)
         10.1              Purchase Agreement
         10.2              Agreement for Exchange of Confidential Information
         10.3              Memorandum of Understanding with KCC
         10.4              Memorandum of Understanding with The Bank of East Asia
         10.5              Minutes documenting employment agreements
         21                Subsidiaries
         23.1              Consent of Knecht & Hansen                                   (1)
         23.2              Authorization of Vavrinek, Trine & Day Co. LLP
         99.1              Subscription Application (Revised)



----------------------
(1)      Previously filed.